VOTING AGREEMENT

                          CADENCE RESOURCES CORPORATION
                               BOARD OF DIRECTORS

                                TABLE OF CONTENTS

1. Voting Agreement..........................................................1
   1.1  Board Composition....................................................1
   1.2  Size of the Board....................................................2
   1.3  Removal of Board Members.............................................2

2. Term......................................................................2

3. Specific Enforcement......................................................2

4. Miscellaneous.............................................................2
   4.1  Transfers, Successors and Assigns....................................2
   4.2  Governing Law........................................................3
   4.3  Counterparts; Signatures.............................................3
   4.4  Titles and Subtitles.................................................3
   4.5  Notices..............................................................3
   4.6  Amendment............................................................3
   4.7  Severability.........................................................3
   4.8  Delays or Omissions..................................................4
   4.9  Entire Agreement.....................................................4
   4.10 Legend on Share Certificates.........................................4
   4.11 Execution by the Company.............................................4
   4.12 Stock Splits, Stock Dividends, Etc...................................4
   4.13 Covenants of the Company.............................................4
   4.14 Manner of Voting; Grant of Proxy.....................................5
   4.15 Costs of Enforcement.................................................5
   4.16 Additional Investors.................................................5
   4.17 Spousal Consent......................................................5

Schedule A  -  Key Holders
Schedule B  -  Investors

Exhibit 1   -  Adoption Agreement
Exhibit 2   -  Consent of Spouse

                                VOTING AGREEMENT

      THIS VOTING AGREEMENT (the "AGREEMENT") is made and entered into effective as of this [__] day of __________________, 2005, by and among Cadence Resources Corporation, a Utah corporation (the "COMPANY"), and the stockholders of the Company and holders of proxies to vote the capital stock of the Company listed on Schedule A hereto, together with any transferees who become subject to the provisions of this Agreement pursuant to Section 4.1 (collectively, the "STOCKHOLDERS"). The Company and the Stockholders are individually referred to in this Agreement as a "PARTY" and are collectively referred to in this Agreement as the "PARTIES."

                                    RECITALS:

      A. Concurrently with the execution of this Agreement, Aurora Energy, Ltd., a Nevada corporation ("Aurora") is merging with Aurora Acquisition Corp, a Nevada corporation and wholly owned subsidiary of the Company ("ACQUISITION SUB"), pursuant to which Aurora will become a wholly owned subsidiary of the Company (the "MERGER"). Aurora shareholders will exchange their Aurora common stock for Cadence common stock as a part of the merger.

      B. As a part of the Merger closing, certain key stockholders of the Company are issuing proxies to representatives of Aurora, to facilitate implementation of the agreement of the parties that Aurora's management team will manage the Company from the effective date of the Merger forward, replacing the Company's previously existing management. The proxies are to remain in effect for a period of 36 months.

                                   AGREEMENT:

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Parties agree as follows:

      1. VOTING AGREEMENT.

            1.1 BOARD COMPOSITION. Each Stockholder agrees to vote all of Stockholder's shares of voting securities in the Company, whether now owned or hereafter acquired or which Stockholder may be empowered to vote by proxy or otherwise (collectively, the "SHARES"), from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or special meeting of stockholders of the Company at which an election of directors is held or pursuant to any written consent of the stockholders of the Company, the following persons shall be elected to serve on the Company's Board of Directors:

                  (a) Five directors designated by William W. Deneau ("W. DENEAU"), who shall initially be William W. Deneau, Earl V. Young, Gary J. Myles, Richard Deneau, and Ronald E. Huff; and

                  (b) Two directors designated by W. Deneau from among the Company's Board of Directors immediately before closing of the Merger, who shall initially be Howard Crosby and Kevin Stulp.

            1.2 SIZE OF THE BOARD. Each Stockholder agrees to vote all of Stockholder's Shares from time to time and at all times, in whatever manner shall be necessary to ensure that the size of the Board shall be set and remain at seven directors.

            1.3 REMOVAL OF BOARD MEMBERS. Each Stockholder also agrees to vote all of the Stockholder's Shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to
Section 1.1 may be removed from office unless (A) the removal is directed or approved by the affirmative vote of the person or entity entitled under Section
1.1 to designate that director, or (B) the person or entity originally entitled to designate or approve the director pursuant to Section 1.1 is no longer so entitled to designate or approve the director; and (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 1.1 shall be filled pursuant to the provisions of Section 1.1. Each Stockholder agrees to execute any written consents required to effectuate the obligations of this Agreement, and the Company agrees at the request of any Party entitled to designate directors, to call a special meeting of stockholders for the purpose of electing directors or to initiate an election by written consent.

      2. TERM. This Agreement shall continue in effect until and shall terminate on the earlier of 36 months after its effective date or the date of W. Deneau's death.

      3. SPECIFIC ENFORCEMENT. Each Party acknowledges and agrees that the other Parties will be irreparably damaged if any of the provisions of this Agreement are not performed by the Parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders are entitled to obtain an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which the Parties may be entitled at law or in equity.

      4. MISCELLANEOUS.

            4.1 TRANSFERS, SUCCESSORS AND ASSIGNS.

                  (a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  (b) Each transferee or assignee of the Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition to the Company's recognizing the transfer, each transferee or assignee shall agree in writing to be subject to the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as
Exhibit 1. Upon the execution and delivery of an Adoption Agreement by a transferee, the transferee shall be deemed to be a Party hereto as if the transferee's signature appeared on the signature pages of this Agreement. By execution of this Agreement or of any Adoption Agreement, each of the Parties appoints the Company as its attorney in fact for the purpose of executing an Adoption Agreement that is required to be delivered under the terms of this Agreement. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing the Shares unless and until the transferee has complied with the terms of this Section 4.1. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 4.10. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective executors, administrators, heirs, successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            4.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Utah as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to its principles of conflicts of laws.

            4.3 COUNTERPARTS; SIGNATURES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature which shall be legally binding as if it were an original.

            4.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            4.5 NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Parties at their addresses as set forth on the signature page, or to the email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 4.5.

            4.6 AMENDMENT.

                  (a) This Agreement may be amended or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Company, Deneau and Investor. Any amendment or waiver so effected shall be binding upon the Company, the Stockholders and the Investor, and all of their respective successors and permitted assigns whether or not the Party, assignee or other shareholder entered into or approved the amendment or waiver.

                  (b) The Company shall give prompt written notice of any amendment or termination of this Agreement or waiver hereunder to any Party that did not consent in writing to the amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 4.6 shall be binding on all Parties, even if they do not execute the consent.

            4.7 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.


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

            4.8 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any right, power or remedy of the non-breaching or non-defaulting Party, nor shall it be construed to be a waiver of any breach or default, or an acquiescence therein. Nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in the writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

            4.9 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter of this Agreement, and any other written or oral agreement relating to the subject matter of this Agreement existing between the Parties is expressly canceled.

            4.10 LEGEND ON SHARE CERTIFICATES. Each certificate representing any Shares shall be endorsed by the Company with a legend reading substantially as follows:

            THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN THE SHARES THE PERSON ACCEPTING THE INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.

            4.11 EXECUTION BY THE COMPANY. The Company, by its execution in the space provided below, agrees that it will cause the certificates evidencing the Shares to bear the legend required by Section 4.10, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing the Shares upon written request from the holder to the Company at its principal office. The Parties to this Agreement agree that the failure to cause the certificates evidencing the Shares to bear the legend required by Section 4.10 and the failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 4.11 shall not affect the validity or enforcement of this Agreement.

            4.12 STOCK SPLITS, STOCK DIVIDENDS, ETC. If the Company issues additional Shares to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), the additional Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 4.10.

            4.13 COVENANTS OF THE COMPANY. The Company agrees to use its best efforts to ensure that the rights granted under this Agreement are effective and that the Parties enjoy the benefits of this Agreement. This includes, without limitation, the use of the Company's best efforts to cause the nomination and election of the directors as provided above. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed by the Company under this Agreement, but will at all times in good faith assist in the carrying out of all of the provisions of this


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

Agreement and in the taking of all actions that are necessary, appropriate or reasonably requested by a Stockholder or Investor in order to protect the rights of the Stockholders and Investor against impairment.

            4.14 MANNER OF VOTING; GRANT OF PROXY. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. Each Party hereby grants to the Secretary of the Company, in the event that the Party fails to vote the Party's Shares as required by this Agreement, a proxy coupled with an interest in all Shares, whether held by an Investor or a Stockholder, beneficially owned by the Party, which proxy is irrevocable until this Agreement terminates pursuant to its terms or this Section 4.14 is amended in accordance with Section 4.6 to remove the grant of proxy.

            4.15 COSTS OF ENFORCEMENT. If any Party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing Party shall pay all costs and expenses incurred by the prevailing Party, including, without limitation, all reasonable attorneys' fees.

            4.16 ADDITIONAL INVESTORS. Notwithstanding anything to the contrary contained in this Agreement, if the Company issues additional shares of the Company's common stock after the date of this Agreement, the purchaser may become a Party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed a Stockholder under this Agreement.

            4.17 SPOUSAL CONSENT. If a Stockholder who resides in Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, Wisconsin, or the Commonwealth of Puerto Rico (a "COMMUNITY PROPERTY STATE STOCKHOLDER") is married on the date of this Agreement, such Community Property State Stockholder's spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit 2 ("CONSENT OF SPOUSE"), effective on the date of this Agreement. The Consent of Spouse shall not be deemed to confer or convey to the spouse any rights in the Community Property State Stockholder's shares of capital stock that do not otherwise exist by operation of law or the agreement of the parties. If a Community Property State Stockholder marries or remarries subsequent to the date of this Agreement, such Community Property State Stockholder shall, within 30 days after the marriage, obtain his/her new spouse's acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing the new spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to them.


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

      IN WITNESS OF THIS VOTING AGREEMENT, the Parties have signed below.

                             CADENCE RESOURCES CORPORATION

                             By:
                                -----------------------------------------------

                             Name:
                                  ---------------------------------------------

                             Title:
                                   --------------------------------------------

                             Address:
                                     ------------------------------------------



                             Fax No.
                                     ------------------------------------------

                             E-mail:
                                     ------------------------------------------

                             Date:
                                  ---------------------------------------------


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

                           COUNTERPART SIGNATURE PAGE

                          CADENCE RESOURCES CORPORATION

                                VOTING AGREEMENT

                          DATED: ________________, 2005

                                    STOCKHOLDER:

                                    By:
                                       ----------------------------------------

                                    Name:
                                         --------------------------------------

                                    Title:
                                          -------------------------------------

                                    Address:
                                            -----------------------------------

                                            -----------------------------------
                                    Fax No.
                                            -----------------------------------

                                    E-mail:
                                           ------------------------------------

                                    Date:
                                         --------------------------------------

                                   SCHEDULE A

                                   STOCKHOLDER

                                                                  Number of Shares Entitled to Vote by Direct
                                                                Ownership, Beneficial Ownership, and Irrevocable
                               Name                                                      Proxy
----------------------------------------------------------------------------------------------------------------
Howard Crosby

Crosby Enterprises, Inc.

Dotson Exploration Company

John Ryan

Nancy Martin Ryan

Nancy Martin Ryan as custodian for Karen Ryan

Nancy Martin Ryan as custodian for Patrick Ryan

J.P. Ryan Company, Inc.

Andover Capital Corporation

Nathan A. Low Roth IRA

Nathan A. Low

Nathan A. Low Family Trust

Shares owned by Nathan A. Low's wife for the benefit of their minor children

Thomas Kaplan

Electrum Resources, LLC

Electrum Capital, LLC

CGT Management, Ltd.

William W. Deneau

Patricia A. Deneau Trust

Denthorn Trust

John V. Miller

                                                                  Number of Shares Entitled to Vote by Direct
                                                                Ownership, Beneficial Ownership, and Irrevocable
                               Name                                                      Proxy
----------------------------------------------------------------------------------------------------------------
John V. & Michelle R. Miller TTEE, Miller Family Living
Trust DTD 6/25/97

Miller Resources, Inc.

Thomas W. Tucker

Sandra L. Tucker Trust

Thomas W. Tucker Trust

Robin C. Dubuc

Robin C. Dubuc Living Trust, DTD 1/21/87

Gary J. Myles

Earl V. Young

                                    EXHIBIT 1

                               ADOPTION AGREEMENT

      THIS ADOPTION AGREEMENT ("ADOPTION AGREEMENT") is executed by the undersigned (the "TRANSFEREE") pursuant to the terms of that certain Voting Agreement dated as of _____________, 2005 (the "AGREEMENT") by and among the Company and certain of its Stockholders. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to them in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

      1.1 ACKNOWLEDGEMENT. Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the "SHARES"), subject to the terms and conditions of the Agreement and that if Transferee does not execute this Adoption Agreement, the Shares will not be transferred to Transferee.

      1.2 AGREEMENT. Transferee (i) agrees that the Shares acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a Party thereto.

      1.3 NOTICE. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee's signature below.

      EXECUTED AND DATED this ______ day of _______________, 200__.


                                        TRANSFEREE

                                        By:
                                             ----------------------------------

                                        Name:
                                             ----------------------------------

                                        Title:
                                              ---------------------------------

                                        Address:
                                                -------------------------------

                                        Fax:
                                            -----------------------------------

                                        E-mail:
                                               --------------------------------


Accepted and Agreed:

CADENCE RESOURCES CORPORATION,
Individually and as Attorney-in-Fact for the Stockholders and Investor

By:
     -------------------------------------------------------------------

Title:
        ----------------------------------------------------------------

                                    EXHIBIT 2

                                CONSENT OF SPOUSE

      I, ____________________, spouse of ______________, acknowledge that I have read the Voting Agreement, dated as of _____________, 2005, to which this Consent is attached as Exhibit 2 (the "AGREEMENT"), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company which my spouse may own, including any interest I might have therein.

      I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the shares of capital stock of the Company shall be similarly bound by the Agreement.

      I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
      ---------------------           ----------------------------------------
                                      Signature


                                      Print Name of Stockholder's Spouse